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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituing part of this Registration Statement on Form S-3 of our report dated May 10, 1996, except Note 3 as to which the date is March 14, 1997, relating to the consolidated financial statements of Sunbelt Nursery Group, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.



PRICE WATERHOUSE LLP
Fort Worth, Texas
March 15, 1997